UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2014

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 30, 2014, SUPERVALU INC. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Credit Agreement dated as of March 21, 2013 (as amended, the “Credit Agreement”), among the Company, as Lead Borrower, the subsidiaries of the Company named as borrowers therein, the subsidiaries of the Company named as guarantors therein, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (the “Administrative Agent”)  and the lenders parties thereto (collectively, the “Lenders”), pursuant to which the parties agreed to amend the Credit Agreement to amend and extend the Credit Agreement.

The Credit Agreement provides the Company and certain of its direct and indirect operating subsidiaries (the “Borrowers”) with the ability to borrow up to an aggregate principal amount of $1.0 billion under a senior secured revolving credit and letter of credit facility (the “Credit Facility”).  The Amendment extends the maturity date of the Credit Agreement to September 30, 2019 from its prior maturity date of February 21, 2019.  The Amendment also adds a springing maturity provision that would accelerate the Credit Facility’s maturity to 90 days prior to the scheduled maturity date of the Company’s $1.5 billion senior secured term loan facility (the “Term Loan Facility”) if there are any obligations outstanding under the Term Loan Facility as of that date.

The Credit Facility is guaranteed by certain of the Company’s existing and subsequently acquired or organized direct or indirect wholly owned domestic subsidiaries (the “Guarantors”, and together with the Borrowers, the “Loan Parties”).  To secure their obligations under the Credit Facility, each of the Loan Parties has granted to the Administrative Agent a perfected first-priority security interest for the benefit of the Lenders in its present and future inventory, credit card, wholesale trade, pharmacy and certain other receivables, prescription files and related assets.  In addition, the obligations of the Loan Parties under the Credit Agreement will be secured by second-priority liens on and security interests in the collateral securing the Term Loan Facility, subject to certain limitations to ensure compliance with the Company’s outstanding debt instruments and leases.

The revolving loans under the Credit Facility are subject to a borrowing base, the calculation of which is set forth in the Credit Agreement.  The revolving loans under the Credit Facility may be voluntarily prepaid in certain minimum principal amounts, in whole or in part, without premium or penalty, subject to breakage or similar costs.  The Borrowers are required to repay the revolving loans in cash and provide cash collateral under the Credit Facility to the extent that the revolving loans and letters of credit exceed the lesser of the borrowing base then in effect or the aggregate amount of the Lenders’ commitments under the Credit Facility (the “Aggregate Commitment”).  However, in such an event, the Borrowers will not be required to cash collateralize the letter of credit obligations unless after the prepayment in full of the loans, the aggregate amount outstanding of letter of credit obligations exceeds the lesser of the borrowing base then in effect or the Aggregate Commitments.

In the event that the Company’s Excess Availability (as defined in the Credit Agreement) falls below certain thresholds, the Company will be obligated to apply all proceeds from collateral for the Credit Facility plus cash receipts not required to be applied to repay other debt to the repayment of the Credit Facility, subject to the ability to reborrow on the terms described in the Credit Agreement.

The Credit Agreement contains customary representations and warranties.  The Credit Agreement also contains certain operating covenants, which restrict the ability of the Loan Parties to take certain actions without the permission of the Lenders or as otherwise permitted under the Credit Agreement.  If Excess Availability is less than 10% of the Aggregate Commitments under the Credit Facility, the Credit Agreement also contains a financial covenant that requires that the consolidated fixed charge coverage ratio of the Company and its Restricted Subsidiaries (as defined in the Credit Agreement) will not be less than 1.00 to 1.00 for the Measurement Period (as defined in the Credit Agreement) ending as of the end of the most recent fiscal period for which the administrative agent has received financial statements.

The Credit Agreement contains customary default provisions.  Among other things, an event of default will be deemed to have occurred upon (subject, in some cases, to certain grace periods as specifically set forth in the Credit Agreement):  (i) the failure to pay any amounts due under the Credit Agreement, (ii) the breach of covenants, (iii) representations and warranties that are incorrect or misleading in any material respect, (iv) liquidation of all or a material portion of the Company’s or its Restricted Subsidiaries’ assets, insolvency or inability to pay debts as they come due, (v) certain judgments and orders, (vi) a suit by the federal or any state government alleging racketeering, (vii) certain ERISA Events (as defined in the Credit Agreement), (viii) an uninsured loss to a portion of the collateral having a value in excess of $50 million, (ix) the suspension of payments or similar events by the credit card issuers or processors of the Borrowers and (x) the occurrence of a Material Adverse Effect (as defined in the Credit Agreement).  In addition, a default by any Loan Party under any Material Indebtedness (as defined in the Credit Agreement), the termination or ineffectiveness of the provisions of the Term Loan Intercreditor Agreement and the maturity of the Term Loan Facility prior to its original maturity date would each be an event of default under the Credit Agreement.

The Credit Agreement was filed as Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2013, and Amendment No.1 to the Credit Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 18, 2014.  A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Amendment and the Credit Agreement is qualified in its entirety by reference to the full text of such agreements.

On September 30, 2014, the Company issued a News Release to announce the Amendment.  A copy of the News Release issued by the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain of the Lenders, or their affiliates, are also lenders under the Term Loan Facility and may have provided from time to time, and may provide in the future, commercial and investment banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may in the future receive customary fees and commissions.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1

Amendment No. 2 to Amended and Restated Credit Agreement, dated September 30, 2014, among SUPERVALU INC., as Lead Borrower, the subsidiaries of the Company named as borrowers therein, the subsidiaries of the Company named as guarantors therein, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent and the lenders parties thereto

99.1	News Release of SUPERVALU INC. dated September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2014

SUPERVALU INC.

	By:	/s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amendment No. 2 to Amended and Restated Credit Agreement, dated September 30, 2014, among SUPERVALU INC., as Lead Borrower, the subsidiaries of the Company named as borrowers therein, the subsidiaries of the Company named as guarantors therein, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent and the lenders parties thereto

99.1	News Release of SUPERVALU INC. dated September 30, 2014.